Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bar Harbor Bankshares of our reports dated March 12, 2019, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Bar Harbor Bankshares, appearing in the Annual Report on Form 10-K of Bar Harbor Bankshares for the year ended December 31, 2018.

/s/ RSM US LLP

Boston, Massachusetts
June 14, 2019